FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND LOAN DOCUMENTS

This First Amendment to Amended and Restated Credit Agreement and Loan Documents is made as of March 1, 2016, by and between by and among the financial institutions from time to time signatory hereto (individually, a “Lender” and collectively, the “Lenders”), California Bank & Trust, a division of ZB, N.A. (formerly known as California Bank & Trust), as Administrative Agent for the Lenders (in such capacity, the “Agent”), and Owens Realty Mortgage, Inc., a Maryland corporation (“Borrower”).

RECITALS

A.           Borrower, Agent and Lenders entered into that certain Amended and Restated Credit Agreement, dated April 16, 2015 (as amended and modified through but excluding the date hereof, the “Credit Agreement”).

B.           The Credit Agreement is evidenced by that certain (i) Amended and Restated Master Revolving Note in the principal amount of up to $20,000,000, made by Borrower and payable to California Bank & Trust and (ii) Master Revolving Note in the principal amount of up to $10,000,000, made by Borrower and payable to First Bank.

C.           Borrower executed various documents and agreement in connection with the Credit Agreement, including, but not limited to the following: (i) Amended and Restated Advance Formula Agreement, among Agent, Lenders and Borrower (the “Advance Formula Agreement”), (ii) Addendum to Credit Agreement (Agency Provisions) among Agent, Lenders and Borrower (“the “Addendum to Credit Agreement”), (iii) Security Agreement in favor of Agent and Lenders, (iv) Reference Agreement and (v) various Pledge Agreements and Amended and Restated Pledge Agreements (together with Collateral Assignments of Deeds of Trust and related agreements in connection therewith) in favor of Agent and Lenders (collectively the “Pledges”).  As of the date of this Amendment, the Loan is not secured directly by any real property.

D.           Agent, Lenders and Borrower have agreed to amend the Credit Agreement and various other Loan Documents, on the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, for value received, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.  Unless otherwise indicated, words and terms which are defined in the Credit Agreement have the same meaning where used herein.

2. Amendment to Loan Documents.

2.1           Each reference to “California Bank & Trust”, whether as Agent or Lender, in the Credit Agreement and all other Loan Documents is changed to “California Bank & Trust, a division of ZB, N.A.” and any reference to Lenders shall include, in addition to California Bank & Trust, a division of ZB, N.A. and First Bank, any other financial institutions from time to time signatory to the Credit Agreement and set forth on Schedule 1 to the Addendum to Credit Agreement.

2.2           In Section 1 of the Credit Agreement, the following definitions are hereby amended and restated in its entirety as follows:

““Master Revolving Notes” shall mean collectively, the Amended and Restated Master Revolving Note in the principal amount of $35,000,000, by Borrower to the order of California Bank & Trust, a division of ZB, N.A., the Amended and Restated Master Revolving Note in the principal amount of $15,000,000, by Borrower to the order of First Bank, each dated as of March 1, 2016 and any other promissory notes delivered by Borrower to any Lender pursuant to the terms of Section 2(c) of the Addendum (as each may have been amended, modified or supplemented).”

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“Total Commitment” shall mean Fifty Million Dollars ($50,000,000), or such higher amount not exceeding Seventy Five Million Dollars ($75,000,000), to the extent the Commitments are increased as provided in Section 2(c) of the Addendum.”

2.3           Section 4(a) of the Credit Agreement, subparagraphs (v) and (viii) are hereby amended and restated in its entirety as follows:

“(v)  As soon as available, and in any event within forty-five (45) days after and as of the end of each fiscal quarter of Borrower, a financial statement and rent roll for each parcel(s) of real Property comprising any Eligible Owned Real Property, reflecting income, expenses, assets and liabilities attributable to such Eligible Owned Real Property and the operations thereof, and the name of each lessee, the net monthly rental for each space in such Eligible Owned Real Property and such other information as Agent may request, certified by an Authorized Officer of Borrower.”

“(viii) Promptly after becoming aware of the occurrence or existence of any Default or Event of Default, any change to the Borrowing Base Certificate, or of any other condition, occurrence or event which has had or could reasonably be expected to have a Material Adverse Effect, a written statement of an Authorized Officer of Borrower setting forth the details of such Default or Event of Default, change in Borrowing Base Certificate or such other condition or occurrence, and the action which Borrower has taken or caused to be taken, or proposes to take or cause to be taken, with respect thereto.”

2.4           In Section 4 of the Credit Agreement, paragraphs (j) and (k) are hereby amended and restated in its entirety as follows:

“(j) Liquid Assets.  At all times until March 31, 2016, be and remain the owner of Unencumbered Liquid Assets having a value (as such value is determined by Agent) of not less than Two Million Dollars ($2,000,000), and thereafter having a value of not less than Three Million Five Hundred Thousand Dollars ($3,500,000).

(k) Debt-to Tangible Net Worth Ratio. Maintain, at all times, a Debt-to-Tangible Net Worth Ratio of not more than 0.50 to 1.00 until the period ended March 31, 2016 and not more than 0.60 to 1.00 thereafter.”

2.5           A new Subsection (n) is added to Section 4 as follows:

“(n)  Opus Loan.  If the Total Commitment is increased to Seventy Million ($70,000,000) or more, Borrower will repay all amounts owing to Opus Bank and terminate all evidence of indebtedness with Opus Bank.”

2.6           The Form of Compliance Certificate, Form of Borrowing Base Certificate and Form of Disbursement Request attached to the Credit Agreement are replaced in their entirety with the attached Form of Compliance Certificate, Form of Borrowing Base Certificate and Form of Disbursement Request.

2.7            In Recital A to the Addendum to Credit Agreement, the reference to “Thirty Million and No/100 Dollars ($30,000,000)” is changed to “Fifty Million Dollars ($50,000,000) or as increased hereunder”.

2.8           In Section 2 of the Addendum to Credit Agreement, the amount of “$5,000,000” available for Swing Line Loans is hereby increased to “$10,000,000”.

2.9           A new Subsection (c) is hereby added to Section 2 of the Addendum to Credit Agreement, as follows:

(c)           Request for Increase.

(i)           Provided there exists no Default or Event of Default, upon notice to the Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Total Commitment by an amount not exceeding $25,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000 and (ii) any increase will permanently reduce the amount available under this provision.  At the time of sending such notice, the Borrower (in consultation with the Agent) shall specify the time period within which each Lender or any potential Lenders are requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders and potential Lenders).  Each Lender shall notify the Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.  The Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase and subject to the approval of the Agent and the other Lenders, the Borrower or Agent (with the approval of Borrower) may also invite additional financial institutions to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Agent and its counsel.

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(ii)           If the Total Commitment is increased in accordance with this Section 2(c), the Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(iii)           As a condition precedent to such increase, the Borrower shall deliver to the Agent a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by an Authorized Officer of Borrower (A) certifying and attaching the resolutions adopted by Borrower approving or consenting to such increase and borrowing from a particular Lender, and (B) certifying that, before and after giving effect to such increase, (x) the representations and warranties contained in Section 3 and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (y) no Default nor Event of Default exists.  The Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any prepayment fees required pursuant the Master Revolving Notes) to the extent necessary to keep the outstanding Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Commitments under this Section 2(c).

(iv)           This Section 2(c) shall supersede any provisions in Section 7 or 3(c) to the contrary.

2.10           Schedule I to the Addendum to Credit Agreement is replaced in its entirety with the attached Schedule I.

2.11           In Section 1.A of the Advance Formula Agreement is hereby amended and restated in its entirety as follows:

APPRAISED VALUE.  “Appraised Value” means the “as-is” market value of real property, as determined by Agent from time to time using a reasonable and appropriate method which (i) conforms to then-current regulatory requirements, including FIRREA and USPAP, (ii) is determined by Agent to be reasonable and appropriate under the circumstances, and (iii) takes into account then-current market conditions, including vacancy factors, rental rates and concessions. Loan Notes that were included in the Borrowing Base as Eligible Loan Notes on or before March 5, 2016 that were included despite the non-compliance of an appraisal, will continue to be Eligible Loan Notes so long as a new, compliant appraisal, is received on or before June 4, 2016, though the Appraised Value may be readjusted based on such new appraisal.  Appraisal reviews are required for collateral securing any proposed Eligible Loan Note.

2.12           Subsection x of Section 1.B of the Advance Formula Agreement is hereby amended and restated in its entirety as follows:

x.           The ratio of (a) the outstanding principal balance of the Loan Note to (b) the then current Appraised Value of the real property that secures the Loan Note is less than or equal to 75%.  Appraisal reviews are required for collateral securing any Loan Note.  Administrative review is required by Agent’s appraisal department for any Loan Note in the principal amount of $5,000,000 or less, and with respect to any Loan Note in the principal amount above $5,000,000, technical review by Agent’s appraisal department is required.  In any event, all Loan Notes must be consented to by Agent and First Bank.

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2.13           In the Recitals to each Pledge Agreement and Amended and Restated Pledge Agreement executed by Borrower in connection with the Loan, the Master Revolving Notes shall have the meaning ascribed to such term in the Credit Agreement and the amount of the Loan referenced in each such agreement will be the amount of the Total Commitment (as may increase or decrease from time to time).

3. Payment of Fees, Costs and Expenses.  Borrower shall pay Bank, on demand, all fees, costs and expenses relating to this Amendment, including without limitation, all fees, costs and expenses (including attorney’s fees and costs, whether out-of-pocket or recoverable pursuant to statute or court rule) incurred by Bank in advising, negotiating, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Amendment, the Credit Agreement, any of the Loan Documents or any agreement related thereto, whether or not suit is brought.  For and in consideration of Lenders entering into this Amendment, Borrower agrees to pay Agent (a) for the benefit of California Bank & Trust, a division of ZB, N.A., a loan fee of $175,000 and (b) for the benefit of First Bank, a loan fee of $75,000, such loan fees deemed earned, and immediately due, upon execution of this Amendment by Borrower, Lenders and Agent, and is not refundable.

4. Conditions to Effectiveness.  The effectiveness of this Amendment is conditioned upon the Bank’s receipt of the following items, in form and content acceptable to the Bank:

4.1         A fully executed counterpart of this Amendment.

4.2         Evidence that the execution, delivery and performance by the Borrower of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

4.3         Payment by the Borrower of the loan fees set forth in Section 3 above.

4.4         Payment by the Borrower of all costs, expenses and attorneys' fees incurred by the Bank in connection with this Amendment.

4.5         Fully executed originals of the Master Revolving Notes.

5. Governing Law.  This Amendment shall be governed and controlled in all respects by the laws of the State of California, without regard to any conflict of law provisions or principles, including interpretation, enforceability, validity and construction.

6. Integration.  This Amendment embodies the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  No course of prior dealings among the parties hereto, no usage of trade, and no parol or extrinsic evidence of any nature, shall be used or be relevant to supplement, explain or modify any term used herein.  In the event of any conflict between the terms and provisions of this Amendment and the Loan Documents, the terms and provisions of this Amendment shall control.  This Amendment is a product of negotiation and preparation by and among the parties hereto.  Therefore, Borrower and Bank expressly waive the provisions of Civil Code Section 1654 and acknowledge and agree that this Amendment should not be deemed prepared or drafted by any one party or any other and shall be construed accordingly.

7. No Oral Modifications.  The terms of this Amendment cannot be waived, modified or amended except by a writing signed by the parties to this Amendment.  Each party agrees that he, she or it will not rely upon any oral or other non-written waiver, modification or amendment.

8. Reliance.  Borrower has not relied upon any statement, representation or promise of Bank or any person or entity acting on Bank’s behalf in executing this Amendment or any related documents or instruments, except as expressly stated in this Amendment or in the related documents or instruments.  Nothing contained in this Amendment is intended to confer any rights, powers or privileges on any person or entity other than the undersigned parties and their heirs, successors and assigns.

9. Counterparts.  This Amendment may be executed in counterparts and facsimiles and the counterpart, when properly executed and delivered, will constitute a fully executed complete agreement.

10. Liens.  Nothing herein contained or done pursuant hereto shall affect or impair or be construed to affect or impair the lien, charge or encumbrance created by any Pledge Agreement or the priority thereof over other liens, charges or encumbrances, if any, or to release or affect the liability of any party or parties whomsoever who may now or hereafter be liable under or on account of the Loan Documents.

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11. Successors and Assigns. This Amendment shall apply to, bind and inure to the benefit of the heirs, administrators, executors, legal representatives, successors and assigns of Pledgor and the endorsees, transferees, successors and assigns of Agent and Lenders.

[Signatures on following page(s)]

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IN WITNESS WHEREOF, the parties hereto have executed this document as of the date first above written.

Borrower:

Owens Realty Mortgage, Inc.,

a Maryland corporation

By: ________________________________
Name:
Title:

AGENT:

CALIFORNIA BANK & TRUST,
a division of ZB, N.A.
as Agent

By: _________________________________
        Thomas C. Paton, Jr.
        Senior Vice President and Manager

LENDERS:

CALIFORNIA BANK & TRUST,
a division of ZB, N.A.

By:_________________________________
       Thomas C. Paton, Jr.
        Senior Vice President and Manager

FIRST BANK

By:_________________________________
Name:
Title:

[Signature Page to First Amendment]

FORM OF COMPLIANCE CERTIFICATE
(Section 4(a)(iii))

To:           California Bank & Trust, a division of ZB, N.A.
456 Montgomery Street, 23rd Floor
San Francisco, CA  94104
Attn.: Thomas C. Paton, Jr.

From:           Owens Realty Mortgage, Inc.

This Compliance Certificate is given pursuant to Section 4(a)(iii) of the Amended and Restated Credit Agreement, dated April 16, 2015 between California Bank & Trust, a division of ZB, N.A. (“Agent”) and Owens Realty Mortgage, Inc. (“Borrower”), as it may have been amended, modified or supplemented (“Credit Agreement”).  All initially capitalized terms used but not defined in this Compliance Certificate shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby certifies that:

1.  I am an Authorized Officer of Borrower, and hold the following position with Borrower: _________________________.   I am authorized to execute and deliver this Certificate to Agent on behalf of Borrower.

2.  I have reviewed and am familiar with the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a detailed review of the transactions and condition (financial and otherwise) of Borrower during the accounting period covered by the attached financial statements.

3.  Attached hereto are the following [check as applicable]:

____   Consolidated financial statements of Borrower for and as of its fiscal year ending _________________, containing the balance sheet of Borrower for and as of the close of such fiscal year, statements of income, expenses and retained earnings and a statement of cash flows of Borrower for such fiscal year, and such other comments and financial details as are usually included in similar reports, prepared in accordance with GAAP, all of which are true, complete and correct to the best of my knowledge, and which have been audited by and are accompanied by a report and opinion of an independent certified public accountant.

____           Internally prepared consolidated financial statements of Borrower for and as of its fiscal quarter ending ___________________, containing the balance sheet of Borrower as of the end of such quarter, statements of income, expenses and retained earnings and a statement of cash flows for Borrower for such quarter and for the portion of the fiscal year of Borrower through the end of the period then ending, and such other comments and financial details as are usually included in similar reports, prepared in accordance with GAAP, all of which are true, complete and correct to the best of my knowledge.

4.  The review described in paragraph 2 above did not disclose, and, to the best of my knowledge, there existed no condition, event or occurrence which constituted a Default or Event of Default during, or at the end of, the accounting period covered by the attached financial statements, and there exists no condition, event or occurrence which constitutes a Default or Event of Default as of the date of this Compliance Certificate, except as set forth in paragraph 5, below.

5.  Describe any exceptions to paragraph 4 hereof by listing, in detail and with specific reference to specific sections of the Credit Agreement or applicable Loan Document, the nature of the condition, event or occurrence, the period during which it has existed and the actions that Borrower and/or any other Loan Party has taken, is taking or proposes to take with respect to such condition, event or circumstance.

6.  The schedules attached hereto and incorporated herein by this reference set forth the financial data and computations evidencing Borrower’s compliance, or non-compliance, with the covenants set forth in Credit Agreement Section 4(j) (Unencumbered Liquid Assets), Section 4(k) (Debt-to-Tangible Effective Net Worth Ratio), and Section 4(l) (Debt Service Coverage Ratio), all of which data and computations are true and correct.

7.  This Compliance Certificate is effective and correct as of _________________________.

8.  I represent and warrant that the foregoing is true, complete and correct, and that the information reflected in this Compliance Certificate and the attachments complies with the representations and warranties contained in the Credit Agreement and the other Loan Documents.

9.  This Compliance Certificate, together with the financial statements and the computations set forth in the schedules attached hereto are made and delivered to Agent on _________________.

OWENS REALTY MORTGAGE, INC.,
a Maryland corporation

By:_____________________________________
Name:
Title:

Schedule to Compliance Certificate
As of:________________

Financial Covenants

I           Liquid Assets (per Credit Agreement  Section 4-j)

Unencumbered Liquid Assets                                                                                 ___________

Requirement: Not less than $2,000,000 through 3/31/2016 and $3,000,000 thereafter

In Compliance?                                                                                                           Yes/No

II           Debt-To-Tangible Net Worth Ratio (Section 4-k)

A.	Debt ___________
B.	Tangible Net Worth ___________
C.	Ratio of-A to B ___________

Requirement:  Not to exceed 0.50 to 1.00 through March 31, 2016 and not to exceed 0.60 to 1.00 thereafter

In compliance?                                                                                                           Yes/No

III           Debt Service Coverage Ratio (Section 4-l)

A.	EBITDA (for the period beginning _____ and ending________) ___________
B.	Debt Service
1.	Total Interest Expense (per financial statement) ___________
2.	Less interest expense excluded (as defined) ___________
3.	Net Interest Expense ( B 1 less B 2) ___________
4.	Current Maturity of Long Term Debt (per financial statement) at ___________
5.	Less excluded items
(a) principal amounts due at maturity intended to be refinanced   __________
(b) outstanding amounts on lines of credit if included in B 4).         __________
6.	Net Current Maturity of Long Term Debt (B 4 less B 5 (a&b) ___________
Ratio of A to B 6                                                                                              ___________

Requirement not less than 1.75 to 1
In Compliance?                                                                                                      Yes/No

FORM OF BORROWING BASE CERTIFICATE
(Section 4(a)(iv))

To:          California Bank & Trust, a division of ZB, N.A.
456 Montgomery Street, 23rd Floor
San Francisco, CA  94104
Attn.: Thomas C. Paton, Jr.

From:           Owens Realty Mortgage, Inc.

This Borrowing Base Certificate is given pursuant to Section 4(a)(iv) of the Amended and Restated Credit Agreement, dated April 16, 2015 among California Bank & Trust, a division of ZB, N.A. (“Agent”), the financial institutions from time to time signatory thereto (“Lenders”) and Owens Realty Mortgage, Inc. (“Borrower”), as it may have been amended, modified or supplemented (“Credit Agreement”), and the Amended and Restated Advance Formula Agreement dated April 16, 2015 among Agent, Lenders and Borrower, as it may have been amended, modified or supplemented (“Advance Formula Agreement”).  All initially capitalized terms used but not defined in this Borrowing Base Certificate shall have the meanings assigned to such terms in the Credit Agreement or the Advance Formula Agreement, as applicable.

The undersigned hereby certifies that:

10.  I am an Authorized Officer of Borrower, and hold the following position with Borrower: _________________________.   I am authorized to execute and deliver this Certificate to Agent on behalf of Borrower.

11.  I have reviewed and am familiar with the terms of the Credit Agreement, the Advance Formula Agreement, the other Loan Documents, and have made, or caused to be made under my supervision, a detailed review of the transactions and condition of Borrower, the Eligible Loan Notes, and the Eligible Owned Real Properties.

12.  Each of the following is an Eligible Loan Note, with a statement of the current outstanding principal balance and Appraised Value of the real property securing the Eligible Loan Note:

	Note	Outstanding Principal Balance of Note	Appraised Value of Real Property Securing Note	Borrowing Availability (Lesser of 75% of Outstanding Principal Balance of Note and 50% of Appraised Value of Real Property Securing Note)
a.
b.

Each of the Eligible Loan Notes satisfies all of the requirements set forth in Section 1(B) of the Advance Formula Agreement.

The aggregate amount of borrowing availability based on Eligible Loan Notes is $_________________,

13.  Each of the following is an Eligible Owned Real Property, with a statement of its Appraised Value:

	Property	Appraised Value	Borrowing Availability (50% of Appraised Value)
a.
b.

Each of the Eligible Owned Real Properties satisfies all of the requirements set forth in Section 1(C) of the Advance Formula Agreement.

The aggregate amount of borrowing availability based on Eligible Owned Real Property is $____________.

14.  Under the Advance Formula Agreement, the maximum amount that may be borrowed from Lenders (including from Agent with respect to a Swing Line Loan) is $______________, consisting of the lesser of (a) $50,000,000.001 or (b) the sum of (i) the borrowing availability under the Eligible Loan Notes plus (ii) the borrowing availability under the Eligible Owned Real Properties.

15.  The current outstanding principal balance owed by Borrower to Lenders (including to Agent with respect to any Swing Line Loan) under the Advance Formula Agreement is $___________________.

16.  The remaining borrowing availability under the Advance Formula Agreement is $___________________.

17.  This Borrowing Base Certificate is effective and correct as of __________________.

18.  I represent and warrant that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties contained in the Credit Agreement, the Advance Formula Agreement, and the other Loan Documents.

19.  This Borrowing Base Certificate is made and delivered to Agent on _________________.

OWENS REALTY MORTGAGE, INC.,
a Maryland corporation

By:_____________________________________
Name:
Title:

1 As may be increased from time to time to $75,000,000 as provided in the Addendum to Credit Agreement.

FORM OF DISBURSEMENT REQUEST
(Section 4(m))

To:           California Bank & Trust
456 Montgomery Street, 23rd Floor
San Francisco, CA  94104
Attn.: Thomas C. Paton, Jr.

From:           Owens Realty Mortgage, Inc.

This Disbursement Request is given pursuant to the Amended and Restated Credit Agreement, dated April 16, 2015 among California Bank & Trust, a division of ZB, N.A., fka California Bank & Trust (“Agent”), the financial institutions signatory thereto from time to time (“Lenders”) and Owens Realty Mortgage, Inc. (“Borrower”), as it may have been amended, modified or supplemented (“Credit Agreement”), the Amended and Restated Advance Formula Agreement, dated April 16, 2015 among Agent, Lenders and Borrower, as it may have been amended, modified or supplemented (“Advance Formula Agreement”), the Amended and Restated Master Revolving Note in the principal amount of $35,000,000, by Borrower to the order of California Bank & Trust, a division of ZB, N.A. (as it may have been amended, modified or supplemented, the “CB&T Note”), the Amended and Restated Master Revolving Note in the principal amount of $15,000,000, by Borrower to the order of First Bank, each dated as of the date of the First Amendment to Amended and Restated Credit Agreement (as it may have been amended, modified or supplemented, the “First Bank Note”) and any other promissory notes issued pursuant to the Credit Agreement from time to time as permitted under Section 2(c) of the Addendum to Credit Agreement dated April 16, 2015, as it may have been amended, modified or supplemented (the “Additional Notes”).  The CB&T Note, the First Bank Note and the Additional Notes, if any, are referred to collectively as the “Master Revolving Notes”).  All initially capitalized terms used but not defined in this Disbursement Request shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby certifies that:

1.
I am an Authorized Officer of Borrower, and hold the following position with Borrower: _________________________.   I am authorized to execute and deliver this Disbursement Request to Agent on behalf of Borrower.

2.
On behalf of Borrower, I represent and warrant that the statements made in the Compliance Certificate and Borrowing Base Certificate most recently delivered to Agent are true, complete and correct as of the dates thereof, and that Borrower is entitled under the Loan Documents, as of the date hereof, to receive the disbursement requested by this Disbursement Request.

3.
On behalf of Borrower, I request that Agent disburse the sum of $_______________ to Borrower pursuant to the Credit Agreement, the Advance Formula Agreement and the Master Revolving Notes in the following manner:

□           Swing Line Loan in the amount of $___________________.

□           Loan in the amount of $___________________.

4.	This Disbursement Request is made and delivered to Agent on _________________.

OWENS REALTY MORTGAGE, INC.,
a Maryland corporation

By:_____________________________________
                                                                                                                Name:
Title:

Schedule 1

Lenders; Total Commitment – Pro Rata Share

Total Commitment:  $50,000,000.00

Commitment	Lender	Pro Rata Share of Total Commitment	Address/Tel/Fax/E-Mail

$35,000,000.00	California Bank & Trust, a division of ZB, N.A.	70%	California Bank & Trust 456 Montgomery Street, 23rd Floor San Francisco, CA 94104 Attn: Thomas C. Paton, Jr. Senior Vice President Tel: 415-875-1447 Fax: 415-875-1456 E-Mail: tom.paton@calbt.com
$15,000,000.00	First Bank	30%	First Bank 1700 North Broadway, Suite 201 Walnut Creek, CA 94596 Attn: ________________ Tel: _____________ Fax: ____________ E-Mail: _______________